March 22, 2000



Hub Group, Inc.
377 East Butterfield Road, Suite 700
Lombard, Illinois   60148


Ladies and Gentlemen:

         We have acted as special counsel to Hub Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 600,000 shares of its Class A Common Stock, $.01 par value per share (the "Shares"), to be offered pursuant to the Hub Group, Inc. 1999 Long-Term Incentive Plan (the "Plan").

         In rendering the opinions expressed herein, we have examined or are otherwise familiar with, and have relied upon, the Company's Certificate of Incorporation, the Company's By-Laws, the Plan, the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the Shares, relevant resolutions of the Board of Directors of the Company, and such other documents, records and certificates as we have deemed necessary or appropriate for the purposes of this opinion letter. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized for issuance and when issued in accordance with the provisions of the Plan will be legally issued, fully paid and non-assessable shares of the Company.

         We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.





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Hub Group, Inc.
March 22, 2000
Page 2

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ Mayer, Brown & Platt
                                      -------------------------
                                          MAYER, BROWN & PLATT

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